UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2015

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
(State or Other Jurisdiction of Incorporation or Organization)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On August 10, 2015, we granted a waiver of the ownership limitation in Article 6 of the Declaration of Trust of Brandywine Realty Trust (the “Trust”) to permit Cohen & Steers Capital Management, Inc. (“C&S”) to own up to 15.0% in value of the aggregate of the Trust’s outstanding common shares of beneficial interest (“Common Shares”) and outstanding series of preferred shares of beneficial interest designated “6.90% Series E Cumulative Redeemable Preferred Shares” (“Preferred Shares” and, together with the Common Shares, the “Shares”), as set forth in, and subject to the terms and conditions in, the “Representations, Warranties and Agreements of Cohen & Steers Capital Management, Inc.”, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

The waiver referred to above replaces a waiver we granted on June 27, 2003 that permitted C&S to own up to 15% of the outstanding Common Shares.

Item 9.01    Financial Statements and Exhibits
Exhibits

10.1
Letter dated August 10, 2015 to Cohen & Steers Capital Management, Inc. relating to waiver of share ownership limit, including Representations, Warranties and Agreements of Cohen & Steers Capital Management, Inc.

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

By: /s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief
Financial Officer

Brandywine Operating Partnership L.P.,
By: Brandywine Realty Trust, its sole General Partner

By: /s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief
Financial Officer

Date: August 10, 2015